UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                    _________________________________________
                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

                         Date of Report:  April 2, 2003
                       ___________________________________
                                  MYRIENT, INC.
             (Exact name of registrant as specified in its charter)


         Nevada                                             33-0662114
  (State or other jurisdiction of                         (IRS Employer
   incorporation or organization)                    Identification Number)


                                  65 Enterprise
                             Aliso Viejo, California
                                 (949) 330-6500
                    (Address of principal executive offices)
                ________________________________________________

                                  Bryan Turbow
                                Chairman and CEO
                                  65 Enterprise
                             Aliso Viejo, California
                     (Name and address of agent for service)
                                 (949) 330-6500
          (Telephone number, including area code of agent for service)

Item 5. Other Events.

     On March 28, 2003, the Myrient, Inc. (the Company) Board of Directors, in reliance on the laws of the State of Nevada and the Fourth Article of the Company's Restated Articles of Incorporation, have voted unanimously to increase the number of authorized common shares from 75,000,000 to 150,000,000 shares.

All appropriate notices shall be made to the State of Nevada.

Myrient, Inc.

April 2, 2003

/s/Bryan Turbow
------------------
President